CUMMINS INC.
SUBSIDIARIES OF THE REGISTRANT

EXHIBIT 21

Entity Name	Country or State of Organization
Apollo FC Holdings Ltd.	British Colombia
Atlantis Holdco UK Limited	England
AVK Holdco UK Limited	United Kingdom
Centro de Fomento para Inclusión, S. de R.L. de C.V.	Mexico
Cherry Island Renewable Energy, LLC	Delaware
CMI 2020 Holdings LLC	Indiana
CMI Africa Holdings BV	The Netherlands
CMI Canada Financing Ltd.	United Kingdom
CMI Canada LP	Canada
CMI Foreign Holdings B.V.	The Netherlands
CMI Global Holdings B.V.	The Netherlands
CMI Global Partners B.V.	The Netherlands
CMI Group Holdings B.V.	The Netherlands
CMI International Finance Partner 2 LLC	Indiana
CMI International Finance Partner 5 LLC	Indiana
CMI Mexico LLC	Indiana
CMI Netherlands Holdings B.V.	The Netherlands
CMI PGI Holdings LLC	Indiana
CMI PGI International Holdings LLC	Indiana
CMI Turkish Holdings B.V.	The Netherlands
Consolidated Diesel Company	North Carolina
Consolidated Diesel of North Carolina Inc.	North Carolina
Consolidated Diesel, Inc.	Delaware
Cummins (China) Investment Co. Ltd.	China
Cummins Africa Middle East (Pty) Ltd.	South Africa
Cummins Afrique de l'Ouest	Senegal
Cummins Americas, Inc.	Indiana
Cummins Angola Lda.	Angola
Cummins Argentina-Servicios Mineros S.A.	Argentina
Cummins Asia Pacific Pte. Ltd.	Singapore
Cummins Battery Systems North America LLC	Indiana
Cummins Belgium N.V.	Belgium
Cummins BLR LLC	Belarus
Cummins Botswana (Pty.) Ltd.	Botswana
Cummins Brasil Ltda.	Brazil
Cummins Burkina Faso SARL	Burkina Faso
Cummins Canada ULC	Canada
Cummins Caribbean LLC	Puerto Rico
Cummins CDC Holding Inc.	Indiana
Cummins Centroamerica Holding S.de R.L.	Panama
Cummins Child Development Center, Inc.	Indiana
Cummins Chile SpA	Chile
Cummins Colombia S.A.S.	Colombia
Cummins Comercializadora S. de R.L. de C.V.	Mexico

CUMMINS INC.
SUBSIDIARIES OF THE REGISTRANT

Cummins Corporation	Indiana
Cummins Cote d'Ivoire SARL	Cote d'Ivoire
Cummins Czech Republic s.r.o.	Czech Republic
Cummins Deutschland GmbH	Germany
Cummins Diesel International Ltd.	Barbados
Cummins Distribution Holdco Inc.	Indiana
Cummins East Asia Research & Development Co. Ltd.	China
Cummins Electrified Power Europe Ltd.	Scotland
Cummins Electrified Power NA Inc.	Delaware
Cummins EMEA Holdings Limited	United Kingdom
Cummins Emission Solutions (China) Co., Ltd.	China
Cummins Emission Solutions Inc.	Indiana
Cummins Empresas Filantropicas	Mexico
Cummins Engine (Beijing) Co. Ltd.	China
Cummins Engine (Shanghai) Co. Ltd.	China
Cummins Engine (Shanghai) Trading & Services Co. Ltd.	China
Cummins Engine Holding Company, Inc.	Indiana
Cummins Engine IP, Inc.	Delaware
Cummins Engine Malaysia Sdn. Bhd.	Malaysia
Cummins Engine Venture Corporation	Indiana
Cummins Enterprise LLC	Indiana
Cummins Filtration (Shanghai) Co. Ltd.	China
Cummins Filtration GmbH	Germany
Cummins Filtration Inc.	Indiana
Cummins Filtration International Corp.	Indiana
Cummins Filtration International Corp. External Profit Company	South Africa
Cummins Filtration IP, Inc.	Delaware
Cummins Filtration Ltd.	Korea
Cummins Filtration SARL	France
Cummins Filtration Trading (Shanghai) Co., Ltd.	China
Cummins Filtros Ltda.	Brazil
Cummins Franchise Holdco LLC	Indiana
Cummins Fuel Systems (Wuhan) Co. Ltd.	China
Cummins Generator Technologies Americas Inc.	Pennsylvania
Cummins Generator Technologies (China) Co., Ltd.	China
Cummins Generator Technologies Germany GmbH	Germany
Cummins Generator Technologies India Private Ltd.	India
Cummins Generator Technologies Italy SRL	Italy
Cummins Generator Technologies Limited	United Kingdom
Cummins Generator Technologies Romania S.A.	Romania
Cummins Generator Technologies Singapore Pte Ltd.	Singapore
Cummins Ghana Limited	Ghana
Cummins Ghana Mining Limited	Ghana
Cummins Holland B.V.	The Netherlands
Cummins Hong Kong Ltd.	Hong Kong

CUMMINS INC.
SUBSIDIARIES OF THE REGISTRANT

Cummins Hydrogen Technology (Shanghai) Co. Ltd.	China
Cummins India Ltd.	India
Cummins Intellectual Property, Inc.	Delaware
Cummins International Finance LLC	Indiana
Cummins International Holdings Cooperatief U.A.	The Netherlands
Cummins Italia S.P.A.	Italy
Cummins Japan Ltd.	Japan
Cummins Korea Co. Ltd.	Korea
Cummins Ltd.	United Kingdom
Cummins Maroc SARL	Morocco
Cummins Middle East FZE	Dubai
Cummins Mining Services S. de R.L. de C.V.	Mexico
Cummins Mobility Services Inc.	Indiana
Cummins Mongolia Investment LLC	Mongolia
Cummins Motorenwerke Deutschland GmbH	Germany
Cummins Mozambique Ltda.	Mozambique
Cummins Namibia Engine Sales and Service PTY LTD	Namibia
Cummins Natural Gas Engines, Inc.	Delaware
Cummins New Power (Shanghai) Co. Ltd.	China
Cummins New Power S.L.	Spain
Cummins New Zealand Limited	New Zealand
Cummins Nigeria Ltd.	Nigeria
Cummins Norte de Colombia S.A.S.	Colombia
Cummins North Africa Regional Office SARL	Morocco
Cummins Norway AS	Norway
Cummins NV	Belgium
Cummins Patton Acquisition LLC	Delaware
Cummins PGI Holdings Ltd.	United Kingdom
Cummins Power Generation (China) Co., Ltd.	China
Cummins Power Generation (s) Pte. Ltd.	Singapore
Cummins Power Generation (U.K.) Limited	United Kingdom
Cummins Power Generation Deutschland GmbH	Germany
Cummins Power Generation Inc.	Delaware
Cummins Power Generation Limited	United Kingdom
Cummins PowerGen IP, Inc.	Delaware
Cummins Research and Technology India Private Ltd.	India
Cummins Romania Srl	Romania
Cummins S. de R.L. de C.V.	Mexico
Cummins Sales and Service Korea Co., Ltd.	Korea
Cummins Sales and Service Philippines Inc.	Philippines
Cummins Sales and Service Private Limited	India
Cummins Sales and Service Singapore Pte. Ltd.	Singapore
Cummins Sales and Service Sdn. Bhd.	Malaysia
Cummins Sinai ve Otomotiv Urunleri Sanayi ve Ticaret Limited Sirketi	Turkey
Cummins South Africa (Pty.) Ltd.	South Africa

CUMMINS INC.
SUBSIDIARIES OF THE REGISTRANT

Cummins Southern Plains LLC	Texas
Cummins South Pacific Pty. Ltd.	Australia
Cummins Spain, S.L.	Spain
Cummins Sweden AB	Sweden
Cummins Technologies India Private Limited	India
Cummins Turbo Technologies Limited	United Kingdom
Cummins Turkey Motor Güç Sistemleri Satış Servis Limited Şirketi	Turkey
Cummins U.K. Holdings Ltd.	United Kingdom
Cummins U.K. Pension Plan Trustee Ltd.	United Kingdom
Cummins UK Holdings LLC	Indiana
Cummins Vendas e Servicos de Motores e Geradores Ltda.	Brazil
Cummins Venture Corporation	Delaware
Cummins West Africa Limited	Nigeria
Cummins West Balkans d.o.o. Nova Pasova	Serbia
Cummins XBorder Operations (Pty) Ltd	South Africa
Cummins (Xiangyang) Machining Co. Ltd.	China
Cummins Zambia Ltd.	Zambia
Cummins Zimbabwe Pvt. Ltd.	Zimbabwe
Distribuidora Cummins Centroamerica Costa Rica, S.de R.L.	Costa Rica
Distribuidora Cummins Centroamerica El Salvador, S.de R.L.	El Salvador
Distribuidora Cummins Centroamerica Guatemala, Ltda.	Guatemala
Distribuidora Cummins Centroamerica Honduras, S.de R.L.	Honduras
Distribuidora Cummins de Panama, S. de R.L.	Panama
Distribuidora Cummins S.A.	Argentina
Distribuidora Cummins S.A. Sucursal Bolivia	Bolivia
Distribuidora Cummins S.A. Sucursal Uruguay	Uruguay
Distribuidora Cummins Sucursal Paraguay SRL	Paraguay
Dynamo Insurance Company, Inc.	Vermont
Energy-Ventures Angola, Lda.	Angola
Hydrogenics Corporation	Canada
Hydrogenics Europe N.V.	Belgium
Hydrogenics GmbH	Germany
Hydrogenics Holding GmbH	Germany
Hydrogenics USA, Inc.	Delaware
Newage Engineers GmbH	Germany
OOO Cummins	Russia
Power Group International (Overseas Holdings) B.V.	The Netherlands
Power Group International (Overseas Holdings) Ltd.	United Kingdom
Power Group International Ltd.	United Kingdom
Quickstart Energy Projects SpA	Chile
Shanghai Cummins Trade Co., Ltd.	China
Sky Power Holdco LLC	Delaware
Taiwan Cummins Sales & Services Co. Ltd.	Taiwan, Province of China
TOO Cummins	Kazakhstan
Wuxi Cummins Turbo Technologies Co. Ltd.	China

CUMMINS INC.
SUBSIDIARIES OF THE REGISTRANT

ZED Connect Inc.	Delaware